Exhibit 10.89

FOURTH AMENDMENT

TO THE

OUTSIDE DIRECTORS RESTRICTED SHARE UNIT PLAN

Background Information

A.	State Auto Financial Corporation (the “Company”) previously adopted and maintains the Outside Directors Restricted Share Unit Plan (the “Plan”) for the benefit of the Company’s Outside Directors.

B.	The Company desires to amend the Plan’s vesting provisions effective November 1, 2010.

C.	Section 7.1 of the Plan permits the Company’s Board of Directors to amend the Plan.

Amendment of the Plan

The Plan is hereby amended as follows effective November 1, 2010:

1.	Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

4.1 Vesting. A Participant always will be one hundred percent (100%) vested in amounts credited to such Participant’s Account prior to November 1, 2010. Effective for Awards granted on or after November 1, 2010, a Participant will be one hundred percent (100%) vested in amounts credited to such Participant’s Account attributable to such Award upon the completion of six months of service as an Outside Director from the date of the Award. Notwithstanding the foregoing, a Participant will be one hundred percent (100%) vested in the total amount credited to such Participant’s Account upon the Participant’s death or Disability.

2.	All other provisions of the Plan shall remain in full force and effect.

STATE AUTO FINANCIAL CORPORATION

By:	/s/ J A Yano

Its:	Vice President, Secretary and General Counsel

DATE:	11/9/10